UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) - June 20, 2016

IEC ELECTRONICS CORP.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-34376	13-3458955
(Commission File Number)	(IRS Employer Identification No.)

105 Norton Street, Newark, New York 14513
(Address of principal executive offices)(Zip code)

(315) 331-7742
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1	Registrant’s Business and Operations
Item 1.01	Entry into a Material Definitive Agreement

On June 20, 2016, IEC Electronics Corp. (the “Company”) and Manufacturers and Traders Trust Company (“M&T”) entered into a First Amendment to Fifth Amended and Restated Credit Facility Agreement (the “First Amendment”), which amended the Fifth Amended and Restated Credit Facility Agreement, dated a of December 14, 2015, between M&T and the Company (the "Credit Agreement") (a copy of which was filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed February 12, 2016). The First Amendment increased the Maximum Capital Expenditures, as defined in the Credit Agreement, covenant from $3.5 million to $4.5 million annually; removed the requirement for weekly Borrowing Base Reports; decreased the frequency of field audits from quarterly to semi-annually; and reduced the unused trigger for maintenance of the Cash Management System.

Section 5	Corporate Governance and Management
Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective June 23, 2016 IEC Electronics Corp. (the “Company”) entered into a confidential settlement and waiver/release agreement with Brett E. Mancini, the Company’s former Vice President, Business Development and Engineering Solutions (the “Settlement Agreement”). Pursuant to the terms of the Settlement Agreement, Mr. Mancini will receive a payment of $125,000. The Company also released Mr. Mancini from any and all claims and causes of action directly or indirectly related to Mr. Mancini’s employment relationship with the Company, including but not limited to the Salary Continuation and Non-Competition Agreement entered into effective January 29, 2014 and amended effective January 27, 2015, by and between the Company and Mr. Mancini (the “Salary Continuation and Non-Competition Agreement”). In consideration of the foregoing, Mr. Mancini agreed to release the Company from any and all claims and causes of action arising out of or relating to his previous employment with the Company, including but not limited to the Salary Continuation and Non-Competition Agreement, as well as agreeing to certain other covenants set forth in the Settlement Agreement.

The Settlement Agreement will be filed as an exhibit to the Company’s Quarterly Report on Form 10Q for the quarter ended July 1, 2016.

Section 9	Financial Statements and Exhibits
Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	First Amendment to Fifth Amended and Restated Credit Facility Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IEC Electronics Corp.
(Registrant)

Date:	June 24, 2016	By:	/s/ Michael T. Williams
Michael T. Williams
Chief Financial Officer